U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES
AND EXCHANGE ACT OF 1934

October 29, 2003
-----------------
(Date of earliest event reported):


Commission File #0-11078

THE AMERICAN EDUCATION CORPORATION
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(Exact name of small business issuer as specified in its charter)

Colorado
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(State or other jurisdiction of incorporation or organization)

84-0838184
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(IRS Employer Identification No.)

7506 North Broadway Extension, Suite 505, Oklahoma City, OK  73116
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(Address of principal executive offices)

(405) 840-6031
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(Issuer's telephone number)


TABLE OF CONTENTS
-----------------

Item 5.  Other events.
Item 7.  Financial Statements and Exhibits.
Item 9.  Regulation FD Disclosure.
Item 12.  Results of Operations and Financial Condition.
SIGNATURES
Ex-99.1 Press Release

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Item 5.  Other events.

On October 29, 2003 The American Education Corporation issued the press release attached hereto as Exhibit 99.1 titled "THE AMERICAN EDUCATION CORPORATION REPORTS SURGE IN PROFITABILITY FOR FISCAL 2003 CONSOLIDATED THIRD QUARTER AND NINE-MONTH RESULTS - COMPANY POSTS PROFITABLE QUARTERLY, NINE-MONTH PERFORMANCE"

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Item 7.  Financial Statements and Exhibits.

        (c) Exhibits.

            99.1:  Company press release titled "THE AMERICAN
                   EDUCATION CORPORATION REPORTS SURGE IN PROFITABILITY FOR FISCAL 2003 CONSOLIDATED THIRD QUARTER AND NINE-MONTH RESULTS - COMPANY POSTS PROFITABLE QUARTERLY, NINE-MONTH PERFORMANCE"

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Item 9.  Regulation FD Disclosure.

We have reported our third quarter 2003 financial results. Our press release dated October 29, 2003 announcing the results is attached hereto as Exhibit 99.1.

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Item 12.  Results of Operations and Financial Condition.

We have reported our third quarter 2003 financial results. Our press release dated October 29, 2003 announcing the results is attached hereto as Exhibit 99.1.

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                              SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized, on October 29, 2003.

                                  THE AMERICAN EDUCATION CORPORATION


Date:  October 29, 2003            By:  /s/ Jeffrey E. Butler
                                   --------------------------
                                   Jeffrey E. Butler
                                   President, Chief Executive Officer

------------------ --------------------------------------------------

Exhibit No.

     99.1  Company press release titled "THE AMERICAN EDUCATION
           CORPORATION REPORTS SURGE IN PROFITABILITY FOR FISCAL 2003 CONSOLIDATED THIRD QUARTER AND NINE-MONTH RESULTS - COMPANY POSTS PROFITABLE QUARTERLY, NINE-MONTH PERFORMANCE " dated October 29, 2003.


                             PRESS RELEASE


For further information contact:

Jeffrey E. Butler                    or                Geralyn DeBusk
The American Education Corporation     Halliburton Investor Relations
800-34APLUS or 800-222-2811                              972-458-8000
E-mail: jeb@amered.com
URL: www.amered.com

For Immediate Release


  THE AMERICAN EDUCATION CORPORATION REPORTS SURGE IN PROFITABILITY FOR FISCAL 2003 CONSOLIDATED THIRD QUARTER AND NINE-MONTH RESULTS
     COMPANY POSTS PROFITABLE QUARTERLY, NINE-MONTH PERFORMANCE

Oklahoma City, October 29, 2003: The American Education Corporation ("AEC") (OTC/BB: AEDU) announced today significant improvements in profitability for the third quarter and nine months ended September 30, 2003. On a consolidated basis, the Company reported quarterly net after tax profits of $118,147, an increase of 539% over the $18,490 reported for the same 2002 period. After-tax profits were $402,366 for the nine-month period ended September 30, 2003, representing a significant improvement over the break-even performance reported for the same
2002 period. Net revenues for the quarterly period declined 4% to $2,290,305 from $2,377,816 for the same period ended September 30, 2002. The decline was primarily attributable to a downsizing and redirection of subsidiary operations. Core AEC revenues for the Company's Oklahoma City operations were up 30% for the quarter and 24% for the nine-month period over the comparable 2002 periods. This performance is the principal factor in the Company's rapidly improving earning performance. Prior to the impact of losses at the two subsidiaries, earnings were $316,264 and $713,002, respectively, for the third quarter and nine-month periods, reflecting growth of 166% and 330%, respectively. Based upon 14,367,461 common shares outstanding, consolidated diluted earnings per share were $0.026 for the nine-month period.

Gross margins for the third quarter and nine-month period ended September 30, 2003, were $1,953,599 and $5,637,299, respectively, and were 85% of consolidated net revenues, reflecting an improvement of 15% and 9% over the quarterly and nine-month results reported for the same fiscal 2002 periods. This performance includes the results for the Company's Learning Pathways (LPL) and Dolphin subsidiary operations. Core AEC software publishing gross margins remained at approximately 97% and 96% of net revenues for the quarterly and nine-month periods.
EBITDA for the quarter was $711,448, representing 31% of net revenues. Third quarter EBITDA increased 87% over the prior year's third quarter.

For the nine-month period ended September 30, 2003, consolidated net revenues declined 6% from $7,038,154 to $6,638,259. Consolidated gross margins for the period increased 9% to $5,637,299 compared with $5,171,423 reported for the prior fiscal year's period. Total operating expense for the period declined 6% from $5,086,732 to $4,794,218 as a result of ongoing cost management efforts. Net profits after tax increased significantly from break-even performance to a profit of $402,366, reflecting diluted per share earnings of $0.026 for the nine-month period. EBITDA for the nine-month period was $2,036,195 or 31% of net revenues, which represented a 100% increase over the prior year's period.

At September 30, total assets increased from $9,317,066 to $10,193,958, and stockholders' equity increased 6.9% from $5,811,508 to $6,210,546 as compared to December 31, 2002. At September 30, current liabilities had declined 7.8% as part of an effort to reduce the restructured bank lines of credit and general business obligations. Current assets increased 41% to $3,565,604, while working capital significantly increased from a negative $571,256 to $705,971, providing for substantial liquidity improvement.


The American Education Corporation Announces 3rd Quarter Earnings
October 29, 2003
Page 2


Commenting on the results, Jeffrey E. Butler, Chief Executive Officer of the Company, stated, "The core AEC operating unit experienced excellent top-line growth, with revenues up sharply over the same periods of 2002. On a consolidated basis, we achieved significant improvements in the overall financial condition of the Company. AEC--the engine of the Company's profitability--has continued to secure major district orders in the east, south and west during the quarter. The Company's Learning Pathways and Dolphin subsidiaries revenues are lower as a result of a planned redirection of their businesses that we have been executing all year. We expect a gradual improvement in the subsidiaries' performance over the next several quarters and their possible return to profitable operations by early 2004. We are studying these operations to determine the most appropriate next steps to minimize their impact on future corporate financial performance.

"Significant progress has also been made during 2003 in an aggressive investment effort to expand the product line and position the Company for continued, future growth. We have completed the development and conversion of the entire A+nyWhere Learning System's, registered trademark, content offering to the Macintosh client server version for release in the fourth quarter, providing one of the most comprehensive managed instructional system offerings in the industry for this platform. Several orders are in-house, and the release of Macintosh versions should favorably impact the Company's fourth quarter performance. Online delivery of content continues to grow, with the Company signing 49 schools to online instructional services during the third quarter. This represents a 31% increase in the total number of institutions supported from the June-ended quarter. Our year-to-date financial progress and other developments, combined with the recently announced statewide award in New Mexico, should indicate strong, continued improvement in financial performance in the closing quarter of the year. In addition, the Company continues to make progress with its new assessment and curriculum offering, A+dvancer, for the post-secondary market with additional new account closings during the quarter. Finally, the September-ended quarter marks the fifth consecutive quarterly improvement in financial performance, and even more important, we are seeing an acceleration in the quality of the margins and ratios from quarter-to-quarter," he concluded.

The Company's Java-based technology, the A+nyWhere Learning System, registered trademark, Versions 3.0 and 4.0 of educational software products, provides for a research-based, integrated curriculum offering of grade levels 1-12 software for Reading, Mathematics, Language Arts, Science, Writing, History, Government, Economics and Geography. In addition, the Company provides assessment testing and instructional content for the General Educational Development (GED) test. All company products are designed to provide for LAN, WAN and Internet delivery options. The Company has developed a computer adaptive, companion academic skill assessment testing tools to provide educators with the resources to more effectively use the Company's curriculum content aligned to important state and national academic standards. Spanish-language versions are available for Mathematics and Language Arts for grade levels 1-8. The Company's curriculum content is aligned to the other third party digital resources such as the World Book Multimedia Encyclopedia and GoKnow's scientifically based, Internet accessible curriculum and reference materials, which may be accessed directly from A+LS lessons. The A+LS comprehensive family of educational software is now in use in over 10,000 schools, centers of adult literacy, colleges and universities, and correctional institutions in the U.S., UK and other international locations. A+dvancer, the Company's new diagnostic, prescriptive test and online developmental curriculum offering, is aligned to ACCUPLACER OnLine, the leading college admissions test for students requiring developmental support to enroll in full credit secondary coursework in mathematics, reading, algebra and writing.

Note: Certain matters discussed above concerning the future performance of the Company are forward-looking statements intended to qualify for the safe harbors from liabilities established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements can be identified as such by words such as "if," "may," "believes," "anticipates," "plans," "expects" or words of similar import. The future performance of the Company is subject to a number of factors including, but not limited to, general economic conditions, competitive activity and funding available to schools.


                   THE AMERICAN EDUCATION CORPORATION
                         7506 BROADWAY EXTENSION
                         OKLAHOMA CITY, OK 73116
                              1-800-34APLUS
                             www.amered.com

                            -Tables Follow-

                                                               Pre03-8



The American Education Corporation Announces 3rd Quarter Earnings
October 29, 2003
Page 3

Statement of Income

                           Three Months Ended  Three Months Ended
                           September 30, 2003  September 30, 2002     %
                               (unaudited)         (unaudited)     Change
                           ------------------  ------------------  ------

Sales                          $2,290,305          $2,377,816        (4%)

Operating Income                  295,984              41,330       616%

Net Income                        118,147              18,490       539%

Earnings per share - primary         .008                .001       700%
                     diluted         .008                .001       700%

EBITDA                           $711,448            $380,072        87%




                            Nine Months Ended   Nine Months Ended
                           September 30, 2003  September 30, 2002    %
                                  (unaudited)      (unaudited)     Change
                           ------------------  ------------------ -------


Sales                             $6,638,259         $7,038,154      (6%)

Operating Income                     843,082             84,690     895%

Net Income                          402,366                 334       *

Earnings per share - primary           .028                  -        *
                     diluted           .026                  -        *

EBITDA                           $2,036,195         $1,015,652      100%


Balance Sheet Data

                                September 30,     September 30,      %
                                     2003              2002        Change
                                -------------     -------------    ------

Current Assets                  $ 3,565,604         $2,529,246     41.0%

Total Assets                     10,193,958          9,317,066      9.4%

Current Liabilities               2,859,633          3,100,502     (7.8%)

Stockholders' Equity              6,210,546          5,811,508      6.9%

    *Greater than 100% - Not Meaningful